EXHIBIT 10.31

ROSENTHAL & ROSENTHAL, INC.

Financing Agreement

AGREEMENT dated December 29, 2016 between eMagin Corporation (sometimes known as “Emagin Corporation”) (“Borrower”), a corporation duly organized and presently existing in good standing under the laws of the State of Delaware whose chief executive office is at 2070 Route 52, Hopewell Junction, NY , and ROSENTHAL & ROSENTHAL, INC. (“Lender”), a New York corporation with an address at 1370 Broadway, New York NY 10018.

Borrower desires to obtain loans and other financial accommodations from Lender on a revolving basis upon the security of the Collateral (as herein defined). Now, therefore, Borrower and Lender agree as follows.

1.	DEFINITIONS

As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

1.1. “Account Debtor” shall mean the account debtor with respect to a Receivable and any other person who is obligated on such Receivable.

1.2. “Affiliate” of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

1.3. “Business Day” shall mean a day on which Lender and major banks in New York City are open for the regular transaction of business.

1.4. “Certifying Officers” shall mean, respectively, and/or collectively, Jeffrey P. Lucas and Andrew Sculley, each of whom has concurrently hereto executed and delivered a certificate in form and substance satisfactory to Lender, and any replacement Certifying Officer, satisfactory to Lender.

1.5. “Closing Date” shall mean the date set forth in the first paragraph of this Agreement.
1.6. “Collateral” shall have the meaning given in Section 4 hereof.
1.7. “Collateral Documents” shall mean any and all security agreements, deposit account control agreements and other documents executed and delivered to Lender to secure the Obligations.

1.8. “Current Assets” shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower, as at such date, including but not limited to (i) cash and cash equivalents, (ii) accounts, (iii) inventory; and (iv) prepaid current assets of Borrower provided however, that such amounts shall not include any amounts for any indebtedness owing by any Affiliate to Borrower.

1.9. “Current Liabilities” shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve

(12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity which is not contested to such date, and (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date.

1.10. “Event(s) of Default” shall have the meaning provided in Section 9.1 hereof.
1.11. “Effective Rate” shall have the meaning provided in Section 3.1 hereof.

1.12. “Eligible Inventory” shall mean Inventory consisting of only finished goods owned by Borrower in the ordinary course of its business in which Lender holds a perfected security interest pursuant to the terms hereof, ranking prior to and free and clear of all interests, claims and rights of others, and has received agreements executed by any landlords and bailees where such Inventory may be located in accordance with Section 6.15 hereof, and which is and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility, Lender may, but need not, rely on certificates of inventory and reports furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, Inventory shall not be deemed eligible unless it complies in all respects with the representations, covenants and warranties hereinafter set forth, made by Borrower with respect thereto and meets all standards imposed by any governmental agency or authority.

1.13. “Eligible Receivables” shall mean Receivables created by Borrower in the ordinary course of its business which have been validly assigned to Lender as security and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others and which are and at all times shall continue to be acceptable to Lender in all other respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility Lender may, but need not, rely on ageings, reports and schedules of Receivables furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, a Receivable shall not be deemed eligible unless the Receivable complies with the Minimum Receivable Eligibility Requirements and the Account Debtor on such Receivable is and at all times continues to be acceptable to Lender and unless each Receivable complies in all respects with the representations, covenants and warranties hereinafter set forth and in the event such Receivable arises from the sale of goods and services, such goods and services meet all standards imposed by any governmental agency or authority; provided, however, that any Receivables owing to Borrower by Rockwell Collins, Inc., whether now existing or hereafter created shall not be “Eligible Receivables” at any time they are subject to a lien in favor of Citibank, N.A., as evidenced by a Uniform Commercial Code UCC-1 Financing Statement filed with the Delaware Department of State, filing number 20101331523.

1.14. “Equipment” shall mean equipment as now or hereafter defined in Article 9 of the UCC.
1.15. “ERISA” shall mean the Employee Retirement Income Security Act.

1.16. “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the elements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

1.17. “Inventory” shall mean inventory as now or hereafter defined in Article 9 of the UCC.
1.18. INTENTIONALLY OMITTED
1.19. “Lease” and “Leased Premises” shall have the meanings given in Section 9.1 hereof.
1.20. “Loan Account” shall mean the Loan Account as described in Section 2.2 hereof.
1.21. “Loan Availability” shall have the meaning given in Section 2.1 hereof.

1.22. “Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, and each guaranty, certificate, agreement, or document now or hereafter executed by Borrower, Certifying Officers or any future guarantors and delivered to Lender in connection with the foregoing, or as they may be amended.

1.23. “Margin” shall mean three percent (3%) per annum.

1.24. “Material Adverse Effect”  shall mean a fact, occurrence, act or omission pending or applying to the Borrower, any subsidiary of the Borrower or any of their assets, or which in the opinion of Lender, if adversely determined, could have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, the impairment of the Borrower’s ability to perform its obligations under this Agreement or any loan document to which it is a party, the ability of the Lender to enforce the Obligations or realize upon the Collateral, or would have a material adverse effect on the value of the Collateral or the amount that Lender would likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

1.25. “Maximum Credit Facility” shall mean $5,000,000.
1.26. “Maximum Rate” shall have the meaning provided in Section 10.2 hereof.
1.27. “Minimum Receivable Eligibility Requirements” shall have the meaning given in Section 2.3 hereof.

1.28. “Net Amount of Eligible Receivables” shall mean the gross amount of Eligible Receivables less sales, excise or similar taxes, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed, and less (without duplication) all amounts payable by any Account Debtor on Eligible Receivables of such Account Debtor that are unpaid (i) more than 90 days following its invoice date arising from sales made to domestic or foreign customers; and (ii) more than 50 days following its invoice date arising from sales made to contract research and development customers.

1.29. “Obligations” shall mean all obligations, liabilities and indebtedness of Borrower to Lender or an Affiliate of Lender, however evidenced, arising under this Agreement, any other Loan Document (whether by reason of extension of credit, guaranty, indemnity or otherwise), or under any other or supplemental financing provided to Borrower by Lender or an Affiliate of Lender, or independent hereof or thereof, whether now existing or incurred from time to time hereafter and whether before or after termination hereof, absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and whether arising directly or acquired from others (whether acquired outright, by assignment unconditionally or as collateral security from another and including participations or interest of Lender in obligations of Borrower to others), and including (without limitation) all of Lender's charges, commissions, fees, interest, expenses, costs and reasonable attorneys' fees, whether incurred by in-house or outside counsel chargeable to Borrower in connection therewith.

1.30. “Over-advance” shall mean any portion of all loans and advances which on any day exceeds the Loan Availability.
1.31. “Permitted Liens” means the liens of Lender granted under the Loan Documents and any other liens, if any, described on the attached Exhibit A.
1.32. “Person” shall mean any person, firm, corporation, partnership, limited liability company, association, company, trust, estate, custodian, nominee or other individual or entity.
1.33. “Prime Rate” shall mean the prime rate from time to time publicly announced in New York City by JPMorgan Chase Bank.

1.34. “Receivables” shall mean all obligations to Borrower for the payment of money arising out of the sale of goods or services by Borrower, now existing or hereafter arising, however evidenced, including all accounts, contract rights, general intangibles (but shall exclude tradenames, trademarks, tradestyles, service marks, copyrights and patents) documents, chattel paper and instruments (as each of such terms is now or hereafter defined in the UCC).

1.35. INTENTIONALLY OMITTED

1.36. “Tangible Net Worth” shall mean, at a particular date (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower (excluding subordinated liabilities to Lender) determined in accordance with GAAP.

1.37. “Working Capital” shall mean the excess, if any, of Current Assets less Current Liabilities.

1.38. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, provided, however, that in the event by reason of mandatory provisions of law, any of the attachment, perfection, or priority of Lender’s security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2.	LOANS; Eligibility of Receivables

2.1. Subject to the terms and conditions of this Agreement, Lender shall make loans to Borrower from time to time, at Borrower's request, which loans in the aggregate shall not exceed the lesser of (A) the Maximum Credit Facility; or (B) the Loan Availability, (the “Loan Availability”) which means the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Receivables arising from sales made by Borrower to customers located in the United States; plus (ii) the lesser of (x) up to eighty-five percent (85%) of the Net Amount of Eligible Receivables arising from sales made by Borrower to customers located outside of the United States, provided that such Receivables are subject to credit insurance acceptable and assigned to Lender and (y) $2,000,000; plus (iii) the lesser of (x) up to eighty five percent (85%) of the Net Amount of Eligible Receivables arising from contract research and development and (y) $700,000, plus (iv) the lesser of (x) up to fifty percent (50%) of the lower of cost or market value of Eligible Inventory; and (y) $2,000,000, minus such reserves as Lender may deem, in its sole discretion, to be necessary from time to time in good faith thereby reducing the amount of advances which would otherwise be available to Borrower hereunder to reflect events, conditions, contingencies or risks which, as determined by Lender

(XX) would have or could reasonably be expected to result in a Material Adverse Effect, or (YY) to reflect Lender’s good faith belief that any Collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (ZZ) in respect of any state of facts that Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.  The Loan Availability may be reduced as Lender may deem in its discretion to be necessary from time to time to the extent that Lender determines in good faith that (AA) the dilution with respect to the Receivables for any period (based on the ratio of (a) the aggregate amount of reductions in Receivables other than as a result of payments in cash to (b) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (BB) the general creditworthiness of any Account Debtors has declined, or  (CC) the number of days of the turnover of the Inventory for any period has changed in any material respect, or (DD) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (EE) the nature and quality of the Inventory has deteriorated.

2.2. The making of any loan in excess of the percentages set forth above shall not be deemed to modify such percentages or create any obligation to make any further such loan. All loans (and all other amounts chargeable to Borrower under this Agreement or any supplement hereto) shall be charged to a Loan Account (the “Loan Account”) in Borrower's name on Lender's books. Lender shall render to Borrower each month a statement of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except for manifest error to the extent that Lender receives a written notice by registered mail of Borrower's exceptions within 30 days after such statement has been rendered to Borrower.

2.3. A Receivable meets the Minimum Receivable Eligibility Requirements (the “Minimum Eligibility Requirements”) if the Receivable arose from bona fide completed transactions and has not remained unpaid for more than the number of days after the invoice date set forth in Section 1.28;   the amount of the Receivable reported to Lender is absolutely owing to Borrower and payment is not conditional or contingent, (such as consignments, guaranteed sales or right of return or other similar terms); the Account Debtor's chief executive office or principal place of business is located in the United States; and if outside the United States, the Receivable is subject to credit insurance on such terms and conditions as Lender shall require;  the Receivable did not arise from progress billings (other than progress billings arising from contract research and development), retainages or bill and hold sales; there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectability of all or any portion thereof, except, in each such case, as disclosed to Lender and deducted from the amount of the Receivable; the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; the Account Debtor is not an Affiliate of Borrower;  there has been compliance with the Assignment of Claims Act or similar State or local law, if applicable, if the Account Debtor is the United States or any domestic governmental unit; Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 4.1 hereof in connection with such Receivable and Lender shall have received verifications of such Receivable, satisfactory to it, if sent to the Account Debtor or any other obligors or any bailees; there are no facts existing or threatened which might result in any adverse change in the Account Debtor's financial condition; not more than 50% of the Receivables of the Account Debtor or its Affiliates owed to Borrower are more than (x) 90 days past their invoice date, for Receivables arising from sales made to domestic or foreign customers and (y) 50 days past their invoice date, for Receivables arising from sales made to contract research and development customers; the total indebtedness to Borrower of the Account Debtor does not exceed the amount of any customer credit limits as reasonably established from time to time on notice to Borrower; the Account Debtor is deemed creditworthy at all times by Lender; and all representations and warranties in this Agreement or any other Loan Document with respect to such Receivable are true and correct.

3.	LENDER'S CHARGES

3.1. Borrower agrees to pay to Lender each month interest (computed on the basis of the actual number of days elapsed over a year of 360 days) (a) on that portion of the average daily balances in the Loan Account during the preceding month that does not exceed the Loan Availability at a rate per annum (the “Effective Rate”) equal to the Prime Rate plus the Margin and (b) on the amount of Over-advances, if any, at a rate of 3% per annum in excess of the Effective Rate. Any change in the effective interest rates due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate provided, that, with respect to Lender’s charges, no decrease in the Prime Rate below 3.5% per annum shall be given any effect.

3.2. Borrower shall pay a facility fee payable (i) on the Closing Date to Lender, in the amount of two percent (2%) of the Maximum Credit Facility (of which, half will be remitted by Lender to Michael Nedder); and (ii) on the anniversary of such date in each succeeding year, in the amount of one percent (1%) of the Maximum Credit Facility.

3.3. Borrower shall pay to Lender monthly an administration fee of $1,000 payable in arrears on the first day of each month with respect to the prior month for the stated term of this Agreement.

3.4. A statement of all of Lender's charges shall accompany each monthly statement of the Loan Account and such charges shall be payable by Borrower within 5 days after receipt of such statement. In lieu of the separate payment of charges, Lender at its option, shall have the right to debit the amount of such charges to Borrower's Loan Account, which charges shall be deemed to be first paid by amounts subsequently credited to the Loan Account. Borrower agrees that the minimum charges payable by Borrower to Lender each month under Section 3.1 hereof shall be $2,000.  As more fully provided in Section 10.2 hereof, in no event shall the interest charges hereunder exceed the Maximum Rate.

4.	SECURITY INTEREST IN COLLATERAL

As security for the prompt performance, observance and payment in full of all of the Obligations, Borrower grants to Lender a security interest in, a continuing lien upon and a right of setoff against, and Borrower hereby assigns, transfers, pledges and sets over to Lender as security (collectively, including any other assets of Borrower in which Lender may be granted a security interest under any Loan Document, the “Collateral”): (i) all Receivables (whether or not Eligible Receivables and whether or not specifically listed on any schedules, assignments or reports furnished to Lender) (ii) all of Borrower's property, and the proceeds thereof, now or hereafter held or received by or in transit to Lender or held by others for Lender's account, including any and all deposits, balances, sums and credits of Borrower with, and any and all claims of Borrower against, Lender, at any time existing, (iii) all credit insurance policies, and all other insurance and all guarantees relating to the Receivables or other Collateral, (iv) all books, records and other general intangibles evidencing or relating to Receivables or other Collateral and the computer hardware and software and media containing such books and records; all deposits, or other security for the obligation of any person under or relating to Receivables, all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables; all right, title and interest of the Borrower in and to all goods relating to, or which by sale have resulted in, Receivables, including goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by Borrower to Lender; all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which provides for, guarantees or assures the payment of any Receivable; (v) all accounts, instruments, chattel paper, documents, general intangibles (but excluding all rights in intellectual property, including all rights in tradenames, trademarks, tradestyles, service marks, know how copyrights and patents and applications therefor), deposit accounts, investment property and letter of credit rights, whether or not arising out of the sale of goods or rendition of services, and including choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans; (vi) all of Borrower’s Inventory and Equipment; and (vii) all proceeds of such Collateral, in any form, including cash, non-cash items, checks, notes, drafts and other instruments for the payment of money. Such security interest in favor of Lender shall continue during the term of this Agreement and until indefeasible payment in full of all Obligations, whether or not this Agreement shall have sooner terminated.

4.1. At Lender's request, Borrower will provide Lender with confirmatory assignment schedules in form  reasonably satisfactory to Lender, copies of customers' invoices, evidence of shipment or delivery, and such further information as Lender may reasonably require. Borrower will take any and all steps and observe such formalities as Lender may reasonably request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of Borrower's Receivables and all other Collateral, including executing all documents that may be requested by Lender to maintain such security interest in and pledge of the Collateral. Borrower hereby authorizes Lender to file any Financing Statements under the UCC, and renewals and amendments thereof, whether before or after an Event of Default, naming Borrower as debtor that are necessary to perfect and maintain the perfection of Lender’s security interest in the Collateral.  Borrower agrees to take all steps necessary to allow Lender to comply with any Federal or state statute, which, in Lender’s judgment, if not complied with, might afford to any Person an interest in the Collateral that would be superior to Lender’s security interest in the Collateral.

5.	CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS;

COLLECTION AND HANDLING OF COLLATERAL

5.1. Borrower shall instruct all customers to remit payments on Receivables to a lockbox controlled by Lender and maintained at Borrower’s expense. Borrower will execute and deliver six (6) originals of the notice in the form of Annex A on its letterhead to be used by Lender as set forth in Section 8.1(d) hereof.  Borrower will, at its own expense and on Lender's behalf, collect as Lender's Collateral and in trust for Lender all payments and prepayments on Receivables which for any reason are not remitted by customers to the lockbox, and shall not commingle such collections with Borrower's own funds. As to all moneys so collected, including all prepayments by customers, Borrower shall on the day received remit all such collections to Lender in the form received by depositing such collections into the lockbox. All amounts collected on Receivables when received by Lender shall be credited to Borrower's Loan Account, adding one (1) Business Day for collection and clearance of remittances sent by wire transfer and three (3) Business Days for collection and clearance of all other remittances. Such credits shall be conditional upon final payment to Lender. Nothing contained in this Section 5.1, or otherwise in this Agreement, shall be deemed to limit Lender's rights and powers pursuant to Section 8 of this Agreement.

5.2. All records, ledger sheets, correspondence, contracts, documentation and computer hardware and software and media relating to or evidencing Receivables or containing information relating to the Receivables shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises, without cost to Lender, in appropriate containers in safe places. Lender shall at all reasonable times have full access to and the right to examine and make copies of Borrower's books and records, and shall have full access to Borrower’s computer information systems, to confirm and verify all Receivables assigned to Lender and to do whatever else Lender deems necessary to protect its interest. Lender may at any time after and during the continuance of any Event of Default remove from Borrower's premises, or require Borrower to deliver any contracts, documentation, files and records relating to Receivables, and any computer hardware, software and media containing information relating to the Receivables or Lender may, without cost or expense to Lender, use such of Borrower's personnel, supplies, computer information systems and space at Borrower's places of business as may be reasonably necessary for collection of Receivables.

5.3. Borrower will promptly following obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned merchandise, Account Debtor claims and any other matter, which in any case affects the value, enforceability or collectability of Receivables. Any merchandise reclaimed or repossessed by or returned to Borrower, after the occurrence and during the continuation of an Event of Default will, at the cost and expense of Borrower, be set aside marked with the name of the Lender and will be held by Borrower for the account of Lender and subject to Lender's security interest. All claims and disputes relating to Receivables are to be promptly adjusted by Borrower within a reasonable time, at its own cost and expense. Lender may, at its option, after the occurrence and during the continuance of an Event of Default, settle, adjust or compromise claims and disputes relating to Receivables which are not adjusted by Borrower within a reasonable time.  Following the occurrence and during the continuance of an Event of Default, Lender may, at its option, revoke Borrower’s authority to settle or adjust disputes or to further communicate with Account Debtors.

5.4. Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender in efforts to enforce payment of Receivables, recovery of or realization upon any other Collateral, including reasonable attorneys' fees (whether incurred by in-house or outside counsel) and the fees and commissions of collection agencies. All and any fees, costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices, obtaining appraisals of the Collateral, and the reasonable charges of any attorney (whether incurred by in-house or outside counsel) whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as all fees, costs and expenses incurred by Lender (including all reasonable attorneys' fees and including Lender's out of pocket expenses in conducting reasonable periodic field examinations of Borrower and the Collateral (including any costs of third-party examiners) plus Lender's prevailing per diem charge for each of its examiners in the field and office, now $950 per person per day), in administering this Agreement, protecting, preserving, enforcing or foreclosing any security interests or rights granted to Lender hereunder, whether through judicial proceedings or otherwise (including advertising costs), enforcing or collecting the Receivables, or Loan Documents, recovery of or realization upon any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to its transactions with Borrower, including actions or proceedings that may involve any person asserting a priority or claim with respect to the Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to Borrower's Loan Account. Borrower’s obligations under this section shall survive termination of this Agreement for any reason.

6.	REPRESENTATIONS, COVENANTS AND WARRANTIES

As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

6.1. Borrower is and at all times during the term of this Agreement shall be a Corporation duly organized and presently existing in good standing under the laws of the State of Delaware;  At all times during the term of this Agreement Borrower shall be duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect.  Borrower is not aware, and will upon becoming aware promptly notify Lender, of any person organized under its name in another state.

6.2. The execution, delivery and performance of this Agreement are within the corporate powers of Borrower, have been duly authorized by appropriate corporate action and are not in contravention of the terms of Borrower's charter or by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower is not now the subject of any pending governmental investigation or proceeding which could reasonably be expected to have a Material Adverse Effect or of any insolvency proceeding. No receiver or custodian has been appointed for any of the property of Borrower. No consent, approval or authorization of any person, including stockholders of Borrower or any governmental or regulatory authority, that has not been obtained, is required in connection with the execution, delivery and performance by Borrower of this Agreement. Borrower warrants that all financial statements and other reports provided to Lender prior to the Closing Date are true and correct in all material respects.

6.3. There are no pending suits which could reasonably be expected to have a Material Adverse Effect, or any Federal or state tax liens, or judgment liens against Borrower or affecting its assets, except for Permitted Liens. No assets of Borrower are subject to any liens or encumbrances except for Permitted Liens. Borrower has no employee benefit plans subject to ERISA that have accumulated funding deficiencies or liquidity shortfalls as defined and calculated under ERISA or with respect to which Borrower presently has withdrawal liability.

6.4. Borrower is and shall be, with respect to all Inventory, Equipment, intellectual property collateral, cash collateral and other Collateral, the owner thereof free from any lien, security interest or encumbrance of any kind, except for Permitted Liens.  No Receivable or any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than the Lender or in any way encumbered or subject to a security interest except to Lender, and except for Permitted Liens, and Borrower shall defend the same against the claims of all persons.

6.5. Borrower's books and records relating to the Receivables and Collateral are and shall be maintained at the office referred to in Section 11 below (except for certain books and records located at the Borrower’s office at 11747 NE First Street, Suite 320, Bellevue, WA through March 31, 2017, which books and records are being moved to 2070 Route 52, Hopewell Junction, NY). Except as otherwise stated below, the principal executive office of Borrower is located at such address and has been so located on a continuous basis for not less than six months. Borrower shall not change such location without Lender's prior written consent, and, upon making any such change, Lender shall be authorized to file any additional financing statements or other documents or notices which may be necessary under the UCC or other applicable law and Borrower shall execute and deliver to Lender any such documents requiring Borrower’s signature, failing which Lender shall be authorized to sign such documents on behalf of Borrower as Borrower’s attorney-in-fact. The listing of offices on Schedule 6.5 hereto represents all of Borrower’s domestic places of business.  Borrower shall notify Lender of the existence of any additional domestic places of business within five (5) Business Days after any such place of business is established.

6.6. All loans and advances requested by Borrower under this Agreement shall be used for the general corporate and business purposes of Borrower and in no event shall Borrower request Lender to remit a loan or advance to an account of Borrower that is used for the specific purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board); or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of

Regulation T, U or X of the Federal Reserve Board; or to the extent that any loans and advances requested by Borrower under this Agreement shall be used for paying wages of the employees of Borrower, Borrower hereby represents and warrants that it shall withhold and pay over to the applicable tax authorities any amount thereof as it shall be so required by applicable law.

6.7. Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower shall furnish to Lender accounts receivable and accounts payable ageings, accounts receivable roll forward reports (in the form attached hereto as Exhibit B) and reconciliations of accounts receivable collateral and the loan balance on the monthly statements provided by Lender to Borrower’s records and inventory designations, monthly, not later than ten (10) Business Days after the end of each month, for accounts receivable reconciliations/loan balances and ten (10) Business Days after the end of each month for Inventory designations covering the previous month.  Borrower shall furnish to Lender such other information regarding the business affairs and financial condition of Borrower as Lender may, from time to time, reasonably request, including (a) audited financial statements as at the end of and for each fiscal year of Borrower, as soon as practical and in any event within ninety (90) days after the end of each such fiscal year, in such detail and scope as Lender may require including a balance sheet, a statement of income, a statement of cash flows and notes, audited by RSM US LLP or other Independent Registered Public Accounting Firm reasonably acceptable to Lender, and (b) financial statements prepared internally as at the end of and for each of the first, second and third fiscal quarterly period of Borrower, as soon as practical and in any event within sixty (60) days after the end of each such fiscal quarter of Borrower, in such detail and scope as Lender may require including without limitation, a balance sheet, a statement of income, a statement of cash flows and notes, certified by the Chief Financial Officer of Borrower (“CFO”); and concurrently with such financial statements, a written statement signed by the CFO to the effect that, (i) CFO has not obtained any knowledge of the existence of any Event of Default, or (ii) if such CFO has obtained from such examination any such knowledge, such CFO shall disclose in such written statement the Event of Default and the nature thereof.  Borrower shall also furnish to Lender such other information regarding the business affairs and financial condition of Borrower and Certifying Officers as Lender may, from time to time, request.   All such statements and information shall fairly present the financial condition of Borrower, and the results of its operations as of the dates and for the periods, for which the same are furnished, subject in the case of quarterly statements to year-end adjustments and the lack of footnotes.

6.8. Borrower shall duly pay and discharge all federal and all material state taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof.  Until paid by Borrower, Borrower’s liability under this paragraph shall be added to the Obligations secured hereunder, and may at Lender's option be charged to Borrower's Loan Account but shall nonetheless be independent hereof and continue notwithstanding any termination hereof.

6.9. With respect to each Receivable, Borrower hereby represents and warrants that: each Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of property in the ordinary course of Borrower's business which has been completed and finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Receivable in accordance with the terms thereof, without offset, defense or counterclaim; each Receivable is required to be paid in full at maturity; no Receivables have arisen from sales on bill and hold terms; all statements made and all unpaid balances appearing in any invoices, documents, instruments and statements of account describing or evidencing the Receivables are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract; the Account Debtor owing the Receivable and each guarantor, endorser or surety of such Receivable is, to Borrower’s knowledge, solvent and financially able to pay in full the Receivable when it matures; and all recording, filing and other requirements of giving public notice of such Receivable under any applicable law have been duly complied with.

6.10. Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement cause to be maintained at the end of each of its fiscal quarters, Tangible Net Worth in an amount not less than $13,000,000 and Working Capital of not less than $4,000,000.

6.11. Prior to the making of the initial loans hereunder: Lender shall have received an opinion of Borrower’s counsel in the form, and as to the matters, reasonably required by Lender; Lender shall have received good-standing certificates and other certifications with respect to Borrower and any other Person liable on the Obligations from such governmental authorities as Lender shall require; Lender or its agents shall have completed such examinations and appraisals of the Collateral and such searches with regard to Borrower and its assets, as Lender shall require, all at Borrower’s expense; Lender shall have received from Borrower evidence of termination of the lien in favor of Access Business Finance, LLC as evidenced by a Uniform Commercial Code UCC-1 Financing Statement filed with the Department of State, filing number 20092012760, and any other evidence Lender may require that on the Closing Date there shall be no liens on the Collateral other than Permitted Liens; a lockbox and deposit account complying with Section 5.1 shall have been established which is satisfactory to Lender; Lender shall have received evidence, in form satisfactory to Lender, that Borrower has obtained such casualty insurance policies meeting the requirements of Section 7 hereof; the Loan Availability shall be in an amount equal to or greater than $500,000 plus the sum of all amounts required to be disbursed at closing for the purpose of paying Lender’s expenses and attorneys’ fees chargeable to Borrower hereunder and all amounts required to be paid to creditors to induce them to release any liens in the Collateral that are not Permitted Liens; and,   Lender shall have received evidence that it has a perfected first and only security interest in all Collateral.

6.12. During the term of this Agreement, Borrower shall not make any sales to customers by accepting a credit card issued to such customers, except for sales not to exceed $50,000 per month unless Borrower has prior thereto entered into a merchant agreement with a processor, relating to sales made using such credit card, on terms that are acceptable to Lender, and such processor has agreed to remit the proceeds of such sales to an account of Borrower with respect to which Lender has control in accordance with Section 9-104 of the UCC.

6.13. Attached as Exhibit C is a listing of all of Borrower’s patents, trademarks, copyrights and domain names. So long as any Obligations remain outstanding, Lender is hereby irrevocably authorized to use any of Borrower’s patents, trademarks, copyrights and domain names for the purpose of enforcing Lender’s security interest in the Collateral and disposing of any of the Collateral.

6.14. So long as any Obligations remain outstanding, Borrower shall (i) advise Lender of the existence of any commercial tort claims in favor of and asserted by Borrower, which advice shall be given to Lender in writing no later than 10 days after Borrower asserts such a claim in its favor; (ii) within 5 Business Days after Lender’s request therefor, provide Lender with a listing of all deposit accounts and securities accounts maintained by Borrower and a listing of all letters of credit issued and outstanding in favor of Borrower as beneficiary and, if requested by Lender, arrange for the execution by each depository bank and financial intermediary of a control agreement in Lender’s favor with respect to such accounts, and by each letter of credit issuer of a consent to an assignment of the proceeds of such letter of credit to Lender, in each case in form and content satisfactory to Lender; (iii) maintain in effect in favor of Lender, agreements (in form satisfactory to Lender) executed by the landlords of Borrower’s places of business where its books and records are maintained (excluding the Bellevue, WA office) and the bailees of its property in the United States, pursuant to which Lender is granted access to such places of business and such bailees are directed to honor Lender’s instructions with respect to the disposition of such property.

6.15. Until indefeasible payment in full of the Obligations, Borrower shall not (i) make any loans or advances to officers, directors, shareholders or Affiliates; (ii) engage in any other transactions with Affiliates except on terms similar to those that would be in effect in transactions between unrelated parties (iii) incur or repay indebtedness for borrowed money (except indebtedness to CIT Technology Financing SRVC Inc. (“CIT”) to finance Borrower’s insurance premiums) or guaranty the obligations of Affiliates or other Persons; (iv) sell, transfer or otherwise dispose of any assets except for sales of Inventory in the normal course and dispositions of old or obsolete assets or assets no longer used or useable by Borrower; (v) declare any dividends, redeem or repurchase any stock, or make any other distributions in respect of its stock; or (vi) enter into any agreements to buy or sell goods on consignment terms; or (vi) merge with or into any entity or undergo any other restructuring or reorganization including reorganizations that would result in Borrower being organized under the laws of a state other than Delaware.

6.16. Borrower shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person (as hereafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  Borrower shall deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section.  Borrower is not in violation of any Anti-Terrorism Law  and Borrower is not a Person (a “Blocked Person”) that (a) is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) any financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or is affiliated or associated with a person or entity listed above;  (f) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

For purposes of this Section 6.16, (i) “Anti-Terrorism Laws” shall mean any laws, regulations, rules, orders and directives relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws, regulations, rules, orders and directives may from time to time be amended, renewed, extended, or replaced); (ii) “Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced; and (iii) “USA Patriot Act” shall mean the Uniting and Strengthening

America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

6.17. Borrower shall deliver to Lender within 5 days of any of Borrower’s senior officers obtaining knowledge of any condition or event which constitutes, or might reasonably be expected to constitute, an Event of Default or that any Person has given notice to Borrower or any Affiliates of Borrower or taken any other action with respect to a claimed Event of Default, Borrower shall deliver to Lender an officer’s certificate describing the same and the period of existence thereof and specifying what action Borrower has taken, are taking and propose to take with respect thereto

7.	BORROWER’S INSURANCE

7.1. Borrower covenants and agrees that, on and after the date hereof, until payment in full of the Obligations and termination of this Agreement, Borrower shall obtain and maintain in effect, at Borrower’s sole expense, policies of casualty insurance as more specifically set forth on Exhibit D annexed hereto, in form and substance satisfactory to Lender, each of which shall have ratings of at least “A-VIII” by A.M. Best Company, and shall otherwise be approved by Lender.

7.2. Subject to the provisions of Section 7.3 allowing Borrower to collect and apply certain insurance proceeds, Borrower hereby directs all insurers under such policies of casualty insurance to pay all proceeds of casualty insurance policies directly to Lender as herein provided.  Borrower irrevocably makes, constitutes and appoints Lender (and each officer, employee or agent designated by Lender) as Borrower’s true and lawful attorney-in-fact for the purpose of (i) making, settling and adjusting such claims under all such policies of casualty insurance if Borrower fails to make such claim within fifteen (15) days after any casualty or fails to diligently prosecute such claim, (ii) endorsing the name of Borrower on any check, draft, instrument or other item of payment pertaining to the Collateral received by Borrower or Lender pursuant to any such policies of casualty insurance, and (iii) making all determinations and decisions with respect to such policies of casualty insurance as they relate to the Collateral.  Borrower agrees to provide Lender with prompt written notice of any change, amendment or modification to any casualty insurance policy.

7.3. Lender is authorized to collect all such casualty insurance proceeds and, at Lender’s option:  (i) apply (A) such proceeds against the outstanding principal amount of the Obligations, or (ii) allow Borrower to use such proceeds, or a part thereof, to repair any damage or restore, replace or rebuild the Collateral that was the subject of such proceeds; provided, however, that in the absence of an Event of Default, if the proceeds of insurance are less than $75,000,  Borrower may collect such proceeds and shall use the proceeds to repair or replace the subject Collateral and shall provide notice thereof to Lender.  Notwithstanding anything herein to the contrary, at any time when an Event of Default has occurred and is continuing, if Lender receives proceeds of casualty insurance or is holding proceeds of casualty insurance theretofore received by Lender, Lender may apply the same to the Obligations at any time and from time to time as it may determine in its discretion.  If no Event of Default has occurred and is continuing and Borrower has been permitted to apply casualty insurance proceeds to repair, restore, replace or rebuild property, then Lender will return any casualty insurance proceeds to Borrower which Lender continues to hold after any such repair, restoration, replacement or rebuilding of such property is completed to Lender’s satisfaction as determined in its discretion.

7.4. If Borrower fails to provide Lender with evidence of the casualty insurance coverage required by this Agreement, Lender may purchase casualty insurance, at Borrower’s expense, to protect Lender’s interests in the Collateral.  This casualty insurance may, but need not, protect the interests of Borrower.  The coverage that Lender purchases may not pay any claim that Borrower may make or any claim that is made against Borrower in connection with the Collateral.  Borrower may later cancel any casualty insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained casualty insurance as required by this Agreement.  If Lender purchases casualty insurance for the Collateral, Borrower will be responsible for the costs of that casualty insurance, including interest and any other charges that may be imposed in connection with the placement of the casualty insurance, until the effective date of the cancellation or expiration of the casualty insurance.  The costs of the casualty insurance shall be added to the Obligations.  The costs of the casualty insurance may be more than the cost of casualty insurance that Borrower may be able to obtain on its own.

8.	SPECIFIC POWERS OF LENDER

8.1. Borrower hereby constitutes Lender or its agent, or any other person whom Lender may designate, as Borrower's attorney, at Borrower's own cost and expense to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in Lender's or Borrower's name, any and all checks, notes, drafts, remittances and other instruments and documents relating to Receivables and proceeds thereof; (b) to receive, open and dispose of all mail addressed to Borrower and to notify, following the occurrence and during the continuation of an Event of Default, postal authorities to change the address for delivery thereof to such address as Lender may designate; (c) following the occurrence and during the continuation of an Event of Default, to transmit to Account Debtors indebted on Receivables notice of Lender's interest therein and to request from such Account Debtors at any time, in Borrower's name or in Lender's or that of Lender's designee, information concerning the Receivables and the amounts owing thereon; (d) following the occurrence and during the continuation of an Event of Default, to notify Account Debtors to make payment directly to Lender, including by sending the letter attached hereto as Annex A; and (e)following the occurrence and during the continuation of an Event of Default, to take or bring, in Borrower's name or Lender's, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Receivables. In addition, to the extent permitted by law, Lender may file one or more financing statements, naming Borrower as debtor and Lender as secured party and indicating therein the types or describing the items of Collateral. Without limitation of any of the powers enumerated above, Lender is hereby authorized to accept and to deposit all collections in any form, relating to Receivables, received from or for the account of Account Debtors (whether such collections are remitted directly to Lender by Account Debtors or are forwarded to Lender by Borrower), including remittances  which may reflect deductions taken by Account Debtors, regardless of amount, the Loan Account of Borrower to be credited only with amounts actually collected on Receivables in accordance with Section 5.1. Borrower hereby releases (i) any bank, trust company or other firm receiving or accepting such collections in any form, and (ii) Lender and its officers, employees and designees, from any liability arising from any act or acts hereunder or in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for Lender’s gross negligence or willful misconduct.

9.	LENDER'S REMEDIES

9.1. Borrower agrees that all of the loans and advances made by Lender under the terms of this Agreement, together with all Obligations of Borrower as defined herein (unless otherwise provided in any instrument evidencing the same or agreement relating thereto), shall be payable by Borrower at Lender's demand at the office of Lender in New York, New York. In addition, all Obligations shall be, at Lender's option, due and payable without notice or demand upon termination of this Agreement or upon the occurrence of any one or more of the following “Event(s) of Default”: ( if Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligation, or if there shall occur any Event of

Default or breach by Borrower, any Affiliate of Borrower or Certifying Officers of any of the terms, covenants, conditions or provisions of this Agreement, Loan Documents or any other agreement by and among Borrower,  any of its Affiliates or Certifying Officers and Lender or any of its Affiliates or if Borrower shall fail to pay when due any indebtedness for borrowed money in an amount exceeding $100,000 beyond any applicable grace period; ( if any Certifying Officers, guarantor, endorser or other person liable on the Obligations or who has pledged or granted collateral security for the Obligations, shall die, terminate or attempt to terminate its Certificate (unless a replacement satisfactory to Lender is provided prior to the effective date of such termination) or pledge agreement or shall breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, Lender or if a material portion of any tangible Collateral for the Obligations is destroyed or lost or rendered valueless or no longer subject to insurance; ( if any representation, warranty, or statement of fact made to Lender or an Affiliate of Lender at any time by or on behalf of Borrower or an Affiliate of Borrower or Certifying Officers is or becomes false or misleading in any material respect; ( if Borrower shall become insolvent, generally unable to pay debts as they mature, files or has filed against it a petition in bankruptcy (subject to the provisions of the last sentence hereof), liquidation or reorganization, or if a judgment, levy, attachment or distraint against Borrower remains unpaid, unstayed or undismissed for a period of more than thirty days, or if Borrower discontinues doing business for any reason, or if a custodian, receiver or trustee of any kind is appointed for it or any of its property; ( [Reserved]; ( if at any time, Lender shall, in its sole discretion, reasonably exercised, consider the Obligations insecure or any part of the Receivables unsafe, insecure or insufficient and Borrower shall not on demand furnish other collateral or make payment on account, reasonably satisfactory to Lender; (7) if (x) Borrower shall default under or breach the terms of any present or future lease (each a “Lease”) of any premises now or hereafter leased by Borrower (“Leased Premises”) or (y) Lender shall receive notice from any lessor of any Leased Premises that a default has occurred under any Lease, or that any Lease has been terminated; (8) any employee benefit plan of Borrower subject to ERISA is completely or partially terminated or the Pension Benefit Guaranty Corporation commences proceedings for the purpose of effecting any such termination or an event or circumstance occurs which could result in any such termination; or (9) if a claim is made or threatened, or a proceeding is commenced, by any governmental agency or authority against Borrower or any Affiliate of Borrower under any environmental protection laws. Upon the occurrence of any Event of Default, (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, in addition to amounts payable under Section 10.1 hereof, a charge at the rate of three (3%) percent per annum above the interest rate payable on Overadvances set forth in Section 3.1(b) upon the outstanding balance of the Obligations from the date of Event of Default until the date of full payment of the Obligations, in addition to compensation payable under Section 3.1 from such date; provided, that in no event shall such rate exceed the Maximum Rate and (ii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice or demand to Borrower, to enforce payment of any Collateral, to settle, compromise, or release in whole or in part, any amounts owing on Collateral, to prosecute any action, suit or proceeding with respect to Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in Lender's name or Borrower's, to sell, assign and deliver the Collateral (or any part thereof) and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of ten days' notice by Lender, sent by ordinary mail, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Collateral or any other security held by Lender is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency. Notwithstanding anything to the contrary contained in this section, (i) to the extent that an event or occurrence described in this section consists of Borrower’s failure to take, do or perform an act or action, then such failure shall not constitute an Event of Default if no other Event of Default has occurred and if such act or action is taken, done or performed by Borrower within 5 Business Days after Borrower’s receipt of written notice from Lender that the act or action is required to be taken, done or performed by Borrower and has not been taken, done or performed; and (ii) to the extent that an event or occurrence described in this section consists of the commencement of a proceeding against Borrower under Federal or state law or the appointment of a receiver or custodian under Federal or state law, then the commencement of such proceeding or the appointment of such receiver or custodian shall not constitute an Event of Default if no other Event of Default has occurred and if such proceeding or appointment is contested by Borrower within the time period and in the manner required by law and is dismissed, terminated or vacated within sixty (60) Business Days after such commencement or appointment.

9.2. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower to enforce payment of the Obligations and any of its other rights and remedies under the Loan Documents and shall not be required to first enforce its rights in the Collateral or any other security granted to it. Lender shall not be required to take any action of any kind to preserve, collect or protect its or Borrower's rights in the Collateral or any other security granted to it.

9.3. EACH OF BORROWER AND LENDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS. IN ANY SUCH LITIGATION BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT ITS PLACE OF BUSINESS SET FORTH ABOVE.

9.4. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit or proceeding ever suffered or incurred by Lender (including attorneys’ fee whether incurred by in-house or outside counsel) as a result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder or as a result of Borrower’s breach of any of the representations, warranties and covenants of this Agreement. This indemnity shall survive termination of this Agreement for any reason.

10.	EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

10.1. This Agreement shall become effective upon acceptance by Lender at its office in the State of New York, and shall continue in full force and effect until December 31, 2019 (the “Renewal Date”) and from year to year thereafter, unless (a) sooner terminated as herein provided, or (b) as otherwise agreed by both Lender and Borrower in writing.  Following the Renewal Date and in addition to its rights following and during the continuance of an Event of Default, Lender shall have the right to terminate this Agreement at any time by giving Borrower sixty (60) days’ prior written notice.  Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender not less than sixty (60) days' prior written notice by registered or certified mail, return receipt requested (which notice may be rescinded by a notice given in the same manner prior to the expiration of the applicable sixty day period).  Should an Event of  Default occur and be continuing hereunder, this Agreement will be terminable by Lender at any time and Borrower shall, upon any such termination by Lender, or upon termination of this Agreement effective prior to the end of its current term for any reason other than termination by Lender in the absence of an Event of Default or termination by the Borrower as provided in the previous sentence, pay to Lender, as part of the Obligations, in addition to amounts payable under Section 9.1 hereof, an amount equal to (a) two percent (2%) of the Maximum Credit Facility then in effect, if such termination occurs on or prior to the first anniversary of the Closing Date; and (b) one half percent (0.5%) of the Maximum Credit Facility then in effect, if such termination occurs after the first anniversary of the Closing Date. In the event that Borrower terminates other than as provided herein, as a condition to such termination, Borrower shall pay to Lender the foregoing amounts in addition to performance of any other conditions to such termination.  No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, obligations and covenants hereunder until such time as all Obligations have been paid in full, and the continuing security interest in Receivables and other Collateral granted to Lender hereunder or under any other agreement shall remain in effect until such Obligations have been indefeasibly paid and performed in full and any provision hereof that by its terms survives termination of this Agreement shall survive pursuant to such terms. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties. This Agreement and the Loan Documents embody the entire agreement between Lender and Borrower as to the subject matter hereof and supersede all prior agreements (whether oral or written) as to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, administrators, successors and assigns, provided, however, that neither Lender nor Borrower may assign this Agreement or its rights hereunder without the prior written consent of the other party hereto.  Borrower consents to Lender’s sale of participations in the loans made under this Agreement, as long as Lender remains obligated as the lender hereunder and retains all rights of the Lender hereunder.

10.2. ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE.  If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest (“Maximum Rate”) permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

11.	MISCELLANEOUS

11.1. Unless otherwise specifically provided in this Agreement, any notices, requests, demands or other communications permitted or required to be given under this Agreement shall be in writing and shall be sent by facsimile, hand delivery or by a nationally recognized overnight delivery service, to the addresses and facsimile numbers of the parties set forth below (or to such other address or facsimile number as a party may hereafter designate by a notice to the other that complies with this section) and shall be deemed given (a) in the case of a notice sent by facsimile, when received by the recipient if the sending party receives a confirmation of delivery from its own facsimile machine;  and (b) in the case of a notice that is hand delivered or sent by such overnight courier, when delivered (provided that the sending party retains a confirmation of delivery).  Any notice which, pursuant to the terms hereof must be sent by Borrower by certified or registered mail shall be deemed given and effective when received by Lender, or Borrower, as the case may be.

If to Lender	If to Borrower
ROSENTHAL & ROSENTHAL, INC. 1370 Broadway New York NY 10018 Attn: Michael Wenger, Esq., with a copy to Robert Miller, EVP Facsimile: (212) 356-3364	eMagin Corporation 2070 Route 52 Hopewell Junction, NY Attn: Jeffrey P. Lucas, CFO Facsimile: [______________________]

11.2. Nothing contained herein shall impose on Lender any liability for any contracts, undertakings or other obligations of Borrower to others, including obligations of Borrower to any Account Debtor for breach of the terms of any contract of sale between Borrower and the Account Debtor.

11.3. Wherever in this Agreement unless otherwise provided (i) the term “including” appears, such term shall be deemed to mean “including without limitation”; (ii) the term “satisfactory” or “acceptable” to Lender appears, such terms shall be deemed to mean “acceptable” or “satisfactory” to Lender and its counsel in their sole  and absolute discretion; and (iii) the terms “in the opinion” or “in the judgment” of Lender appear, such terms shall be deemed to mean “in the sole opinion, reasonably exercised”,  and “in the sole judgment, reasonably exercised” of Lender and its counsel.

11.4. Terms used in this Agreement that are not defined in this Agreement but are defined in the UCC shall have the meanings given in the UCC.

11.5. DRAFTING PRESUMPTION. In the event of any ambiguity or dispute regarding the definition or meaning of any word, phrase, or other verbiage, or the construction of any provision in this Agreement, there shall be no presumption favoring the definition, meaning or construction propounded by a particular party based upon which party (or which party's attorney) drafted the word, verbiage or provision at issue, and same will be deemed mutually drafted.

[Remainder of Page Left Intentionally Blank- Signature Page Follows]

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective corporate officers thereto duly authorized as of the day and year first above written.

Witness: ___________________________ Name: Title:	eMagin Corporation By:________________________________ Jeffrey P. Lucas Chief Financial Officer

Accepted: ROSENTHAL & ROSENTHAL, INC. By:_______________________________ Robert L. Martucci Senior Vice President

[Signature Page to Financing Agreement]

Exhibit A

PERMITTED LIENS

(a) the security interests and liens of Lender;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or  Guarantor’s business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(e) purchase money security interests in machinery and equipment (including capital leases where the landlord has signed a subordination agreement/waiver acceptable to Lender);

(f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g) pledges and deposits of cash by Borrower after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings (satisfactory to Lender) in respect thereof and (ii) equipment or other materials which are not owned by Borrower located on the premises of the Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower and the precautionary UCC financing statement filings

(satisfactory to Lender) in respect thereof;

(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such liens is in effect; and

(j) liens on proceeds of insurance in favor of CIT securing payment of the Borrower’s premiums for insurance.

Schedule 6.3

Litigation

    NONE

Schedule 6.5

Other locations of Borrower

11747 NE First Street, Suite 320

Bellevue, WA 98005

UPS Supply Chain Solutions, Inc.

1201 C Street NW

Auburn, WA  98001

2070 Route 52

Hopewell Junction, NY 12533

Dutchess County

1405 130th Avenue NE

Bellevue, WA 98005

King County

16429 20th Ave W

Lynnwood, WA 98037

Snohomish County

3080 Olcott Street, Suite C100

Santa Clara, CA 95054

Santa Clara County

ANNEX A

TO ALL CUSTOMERS OF:  eMagin Corporation

Attention: Accounts Payable Supervisor

All accounts receivables of eMagin Corporation have been assigned and are payable to Rosenthal & Rosenthal, Inc.  Accordingly, payment of all accounts receivables arising from sales made or services rendered by eMagin Corporation to you whether now existing or hereafter arising are to be made directly and only to:

Rosenthal & Rosenthal, Inc.

1370 Broadway

New York,  NY 10018

Attn:

or pursuant to such other instructions as Rosenthal & Rosenthal, Inc. may hereafter provide.

This notification of assignment of accounts receivables is being given to you in accordance with the provisions of the Uniform Commercial Code.  If you should make payment to eMagin Corporation or anyone else other than Rosenthal & Rosenthal, Inc., unless otherwise instructed by Rosenthal & Rosenthal, Inc. hereafter such payment will not constitute payment of the account receivable, and may subject you to double liability for the sums due in connection therewith.

Very truly yours,

eMagin Corporation

By: ________________________

Name:

Title:

Exhibit B

MONTHLY ACCOUNTS RECEIVABLE ROLLFORWARD REPORT

SAMPLE FORM

		+	-	-	-	+	-	+
Date	Beginning	Gross	(Credits)	(Net	(Discounts)	Debit	(Credit	Non A/R	Ending
	Balance	Sales		Collections)		Adj	Adj)	Cash	Balance
					Enter opening aging balance here
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00
	0.00								0.00

							Balance per Aging
							Calculated balance		0.00
									Variance	0.00

EXHIBIT C

PATENTS, TRADEMARKS AND COPYRIGHTS

Trademarks in the United States

Trademark	Serial No.	Registration No.
DPD	87141997
EMAGIN	75856770	2825413

Patents in United States

Patent No./ Publication No.	Title
9,142,779	Patterning of OLED Materials
8,975,832	Stacked, Non-Inverted Dielectrically Isolated, Organic Light Emitting Diode Display Formed On A Silicon-On-Insulator Based Substrate And Method Of Same
8,974,263	Method Of Manufacturing Organic Light Emitting Diode Arrays And System For Eliminating Defects In Organic Light Emitting Diode Arrays
8,961,254	Method Of Manufacturing Organic Light Emitting Diode Arrays And System For Eliminating Defects In Organic Light Emitting Diode Arrays
8,944,873	Method Of Manufacturing Organic Light Emitting Diode Arrays And System For Eliminating Defects In Organic Light Emitting Diode Arrays
8,883,553	Independently Controlled Stacked Inverted Organic Light Emitting Diodes And A Method Of Manufacturing Same
8,766,883	Dual-Mode Amoled Pixel Driver, A System Using A Dual-Mode Amoled Pixel Driver, And A Method Of Operating A Dual-Mode Amoled Pixel Driver
RE44,941	Method of Clearing Electrical Contact Pads in Thin Film Sealed OLED Devices
8,564,187	Color Organic Light-Emitting Diode Display Device

8,423,309	Method for performing quality control on an organic light emitting diode device and a method for determining current leakage in an OLED sub-pixel
8,232,931	Auto-Calibrating Gamma Correction Circuit For Amoled Pixel Display Driver
7,745,340	Method Of Clearing Electrical Contact Pads In Thin Film Sealed Oled Devices
7,233,026	Light Extraction From Color Changing Medium Layers In Organic Light Emitting Diode Devices
6,657,224	Organic Light Emitting Diode Devices Using Thermostable Hole-Injection and Hole-Transport Compounds
6,608,283	Apparatus and Method for Solder-Sealing an active Matrix Organic Light Emitting Diode
6,608,439	Inorganic-Based Color Conversion Matrix Element for Organic Color Display Devices and Method of Fabrication
6,278,237	Laterally Structured High Resolution Multicolor Organic Electroluminescence Display Device
6,265,820	Heat Removal System for use in Organic Light Emitting Diode Displays Having High Brightness
6,023,259	OLED Active Matrix Using a Single Transistor Current Mode Pixel Design
6,016,033	Electrode Structure For High Resolution Organic Light-Emitting Diode Displays And Method For Making The Same
5,920,080	Emissive Display Using Organic Light Emitting Diodes
5,866,978	Matrix Getter for Residual Gas in Vacuum Sealed Panels
5,867,817	Speech Recognition Manager
6,005,720	Reflective Micro-Display System
8,749,456	METHOD OF DRIVING AN ORGANIC LIGHT EMITTING DIODE (OLED) PIXEL, A SYSTEM FOR DRIVING AN OLED PIXEL AND A COMPUTER-READABLE MEDIUM
9,385,323	Patterning of OLED materials
9,366,871	Microdisplay Based Immersive Headset

9,443,913	METHOD OF TUNING DISPLAY CHROMATICITY BY MIXING COLOR FILTER MATERIALS AND DEVICE HAVING MIXED COLOR FILTER MATERIALS
9,489,887	AMOLED MICRODISPLAY DEVICE WITH ACTIVE TEMPERATURE CONTROL

Copyrights in United States

NONE

EXHIBIT D

A. Specific Insurance Requirements.

(i)Property Insurance - An all risks property insurance policy, including coverage for fire, theft, collision, burglary, pilferage, loss in transit, explosion, spoilage, wind, hail, collapse, sinkhole and terrorism (domestic and foreign), for an amount not less than one hundred percent (100%) of the replacement cost of the Collateral (exclusive of costs for foundations, underground utilities and footings for any Collateral consisting of real property, if applicable) without deduction for physical depreciation.  “All risks” shall provide coverage for all direct damage to property except as specifically excluded by the policy.  Such all-risks property insurance policy shall contain a 438 BFU endorsement, or an equivalent New York Standard Mortgagee (if applicable) and Lenders Loss Payable Endorsement (CG 12 18 06 95 provision “C” or its equivalent, and:  (A) no coinsurance provision or an agreed amount endorsement waiving any coinsurance provisions; (B) a deductible not to exceed $50,000; (C) if applicable, ordinance or law coverage including (1) loss in value to the undamaged portion of the building(s) to full replacement value, (2) demolition costs with a limit per loss of ten percent (10%) of the value of the building(s) affected by loss, and (3) increased costs of construction with a limit per loss of ten percent (10%) of the value of the building(s) affected by loss; (D) if applicable, equipment breakdown coverage including, but not limited to, loss or damage from electrical injury, machinery and equipment breakdown, and explosion of steam boilers, air conditioning equipment, high pressure piping, pressure vessels or similar apparatus; and (E) business income and/or loss of rents coverage, if applicable, in amount equal to the estimated net operating income and continuing expenses for the property for a period of twelve (12) months, which may be increased from time to time by Lender, with a 180 Day Extended Period of Indemnity (or such other period of time as may be needed, in Lender’s discretion, to return to normal operating levels);

(ii)Liability Insurance – (A) a commercial general liability policy insuring against claims for personal injury, bodily injury, death or property damage occurring upon, in or about Borrower’s premises, to be on an “occurrence” form, with limits not less than $1,000,000 per occurrence and $2,000,000 general aggregate; (B) if applicable, a business automobile liability policy with symbol 1 with limits not less than $1,000,000 per accident; and (C) if applicable, a workers compensation policy with limits not less than statutory requirements for workers compensation and an employer’s liability limit of not less than $1,000,000 each accident and $1,000,000 per employee and policy aggregate for bodily injury by disease.  Each commercial general liability policy shall contain a per location general aggregate if covering multiple locations; (D) if applicable, Products Recall expense and indemnity policy with a limit not less than $5,000,000 per occurrence and annual aggregate, and (E) such additional liability coverages as deemed necessary during the lender’s loan due diligence process.

(iii)Umbrella or Excess Liability Insurance –A commercial umbrella or excess liability policy with limits not less than $5,000,000 which, at a minimum, shall schedule the following policies as “underlying”:  commercial general & products liability, business automobile liability and employer’s liability.

(iv)   if applicable, a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage.

B. General Insurance Requirements.

(i)All insurance premiums on all policies must be paid as and when due and payable, consistent with the past practices of Borrower.  All outstanding premiums for the current policy term are to be paid prior to the effective date of such policy;

(ii)No insurance policy required hereunder shall be permitted to provide for premium assessments to be made against Lender;

(iii)Borrower shall provide the following prior to the effective date of such policy:  (i) an ACORD 25 or equivalent certificate of liability insurance and (ii) an ACORD 28 or equivalent certificate of property insurance;

(iv)Prior to the renewal date of each insurance policy required hereunder, Borrower shall provide certificates of insurance providing evidence that the policies have been renewed on forms ACORD 28 and ACORD 25;

(v)Borrower shall provide promptly upon Lender’s request complete copies of the insurance policies providing the coverage required hereunder;

(vi)Each property policy and to the extent possible, each liability policy shall contain a provision providing not less than thirty (30) days’ prior written notice to Lender of cancellation and not less than ten (10) days’ prior written notice to Lender of cancellation for non-payment of premium;

(vii)Lender is to be named (A) the first mortgagee (if applicable) and first lender loss payee with respect to the property insurance coverage, and (B) an additional insured with respect to general liability and umbrella or excess liability insurances, as follows:  Rosenthal & Rosenthal, Inc., 1370 Broadway, New York, NY 10018.

(viii)A waiver of subrogation shall be provided on all liability policies of insurance waiving rights of recovery against Lender; and

(ix)The limits of insurance contained herein are minimum limits established by Lender and shall not be construed to mean that Lender represents or warrants that the required limits contained herein are adequate for protection to Borrower, nor limit the liability of Borrower to the limits stated herein.

#8822423.1

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